FOR:

  PROLIANCE INTERNATIONAL, INC.

Contact:

Arlen F. Henock

Chief Financial Officer

(203) 859-3626

FOR IMMEDIATE RELEASE

FD

Investor Contact:  Eric Boyriven,

Alexandra Tramont

Media Contact: Jack Gutt

(212) 850-5600

PROLIANCE INTERNATIONAL, INC.’S
 SOUTHAVEN FACILITY RECEIVED SOME DAMAGE FROM SEVERE STORMS

NEW HAVEN, CONNECTICUT, February 6, 2008 - Proliance International, Inc. (AMEX: PLI) today reported that its Southaven, Mississippi distribution facility received some damage from a series of severe storms and tornadoes yesterday evening.

Charley Johnson, President and CEO of Proliance, commented, “Our thoughts and prayers are with everyone who has been affected by these storms.  We are most encouraged that all Associates who were at the facility at the time of the incident are safe.  We are in the process of assessing the impact on our facility and are implementing a plan to relocate inventory to another location in order to ensure that our customers will receive effective and continued service.”

The Southaven facility is leased by Proliance and contains primarily automotive heat exchange products.  The Ready Aire temperature control product line was not affected by these storms.

The Company has insurance which covers the facility and its contents.

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

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Being An Exemplary Corporate Citizen

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Employing Exceptional People

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Dedication To World-Class Quality Standards

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Market Leadership Through Superior Customer Service

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Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.  Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance's other filings with the SEC.  The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.